SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2004

Citigroup Global Markets Holdings Inc.

(Exact name of registrant as specified in its charter)

New York	1-15286	11-2418067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, New York	10013
(Address of principal executive offices)	(Zip Code)

(212) 816-6000

(Registrant’s telephone number, including area code)

CITIGROUP GLOBAL MARKETS HOLDINGS INC.

Current Report on Form 8-K

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits:

Exhibit No.	Description
1.01	Terms Agreement, dated July 26, 2004, between the Company and Citigroup Global Markets Inc., as the underwriter, relating to the offer and sale of the Company’s 8% Select EQUity Indexed NoteSSM based upon the common stock of Motorola, Inc. due August 1, 2005.

4.01	Form of Note for the Company’s 8% Select EQUity Indexed NoteSSM based upon the common stock of Motorola, Inc. due August 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2004	CITIGROUP GLOBAL MARKETS HOLDINGS INC.

	By:	/s/ Geoffrey S. Richards
	Name:	Geoffrey S. Richards
	Title:	Vice President